CONSENT OF

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


American Century Mutual Funds, Inc.
American Century Tower
4500 Main Street
Kansas City, Missouri  64111


         We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated November 20, 1996, accompanying and pertaining to the financial statements of American Century-Benham Cash Reserve Fund, one of the funds comprising American Century Mutual Funds, Inc. (formerly Twentieth Century Investors, Inc.), as of and for the year ended October 31, 1996, which report is incorporated in such Registration Statement.


                                                     /s/ Baird, Kurtz & Dobson
                                                     BAIRD, KURTZ & DOBSON

Kansas City, Missouri
April 16, 1998